Exhibit 99.2

2021 Cabot Blvd. West Langhorne, PA19047 à Ph: 267-775-8100

Power Medical Interventions, Inc. Retains Convertible Capital as Financial Advisor

LANGHORNE, PA, May 20, 2009 — Power Medical Interventions®, Inc. (Nasdaq:PMII), a leader in developing and commercializing Intelligent Surgical Instruments™, announced that Convertible Capital has been retained to explore financing options including the possibility of restructuring the company’s debt.  Inquiries relating to this effort should be directed to Convertible Capital to Ken Calligar at kwc@convertfund.com or by phone at (516) 456-8237 or Jeff Parket at jp@convertfund.com or by phone at (516) 528-0675.

About PMI’s Intelligent Surgical Instruments™

PMI’s Intelligent Surgical Instruments are computer-assisted, power-actuated endomechanical instruments that surgeons use for cutting, stapling and tissue manipulation in a variety of procedures in open surgery and minimally invasive surgery. The company believes that compared to conventional endomechanical devices, its Intelligent Surgical Instruments offer greater precision and consistency, superior compressive force, improved access to anatomical sites and enhanced ease of use.

About Power Medical Interventions, Inc.

Power Medical Interventions is the world’s only provider of computer-assisted, power-actuated surgical cutting and stapling products. PMI’s state-of-the-art wireless Intelligent Surgical Instruments™ are revolutionizing and expanding minimally invasive surgery applications and enabling novel surgical procedures to benefit surgeons, patients, hospitals and healthcare networks.  To learn more about Power Medical Interventions, Inc. and its products, please visit www.pmi2.com.

Safe Harbor Statement

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the Company’s inability to raise additional capital; the Company’s ability to restructure its debt; the possibility of incurring additional losses in the foreseeable future; the inability of the Company’s products to achieve broad market acceptance; the Company’s inability to further identify, develop and achieve commercial success for new products and technologies; the Company’s difficulty in increasing production to provide customers with adequate supply; the Company’s inability to improve gross margins; loss of the Company’s key suppliers; the Company’s inability to manage continued growth; inability to remediate the Company’s internal weakness over financial reporting and achieve and maintain effective internal control over financial reporting; failure in the Company’s training efforts; the risk of product liability claims connected with the use of the Company’s products; adverse effects or risks relating to the Company’s sales in international markets; the Company’s inability to meet the requirements for continued listing on the NASDAQ Capital Market; the Company’s inability to comply with the covenants of its 7% Senior Convertible Secured Notes; the Company’s inability to satisfy the requirements of the U.S. Food and Drug Administration and other regulatory agencies; loss of key personnel; lack of third party coverage and reimbursement for the Company’s products; risk of loss of the Company’s key manufacturing facility, and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s

Report on Form 10-Q for the quarterly period ended March 31, 2009 and Annual Report on Form 10-K for the year ended December 31, 2008.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Contacts:

Power Medical Interventions, Inc.

Brian M. Posner, Chief Financial Officer

267-775-8100

Vida Communication

Tim Brons (media)

415-675-7402

tbrons@vidacommunication.com

Stephanie Diaz (investors)

415-675-7401

sdiaz@vidacommunication.com